Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
AND CHIEF FINANCIAL OFFICER

PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, James A. Gheyle, the Chief Executive Officer of Jackson Ventures, Inc., and Adrian C. Ansell, the Chief Financial Officer of Jackson Ventures, Inc., each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to their knowledge, the Report on Form 10-QSB of Jackson Ventures, Inc., for the quarterly period ended June 30, 2006, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and that the information contained in the Report on Form 10-QSB fairly presents in all material respects the financial condition and results of operations of Jackson Ventures, Inc..

Date:  December 4, 2006.
/s/ "James A. Gheyle" ________________________________
James A. Gheyle President, Chief Executive Officer, Principal Executive Officer and a director
/s/ "Adrian C. Ansell" __________________________________
Adrian C. Ansell Secretary, Treasurer, Chief Financial Officer, Principal Accounting Officer and a director

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement required by Section 906, has been provided to Power Air Corporation and will be retained by Power Air Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

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